Exhibit 99.1
BNP RESIDENTIAL PROPERTIES, INC.
301 South College Street - Suite 3850
Charlotte, North Carolina  28202

Contact:  Philip S. Payne
          Chairman
          Tel:  (704) 944-0100
          Fax:  (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


                   BNP Residential Properties, Inc. Announces
                Operating Results for the Second Quarter of 2006


Charlotte, North Carolina
August 1, 2006

BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended June 30, 2006.


Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. The Company currently owns and operates 32 apartment communities containing a total of 8,180 units, and serves as general partner of partnerships that own 3 communities containing 713 units. In addition to the apartment properties, the Company owns 40 properties that are leased on a triple net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.


BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.


Operating Results: See Tabular Information Below


Results of Operations


Funds From Operations: Funds from operations of the operating partnership for the second quarter of 2006 increased by 12.2% to $4.5 million from $4.0 million in the second quarter of 2005. FFO per share was $0.35 per share compared to $0.34 per share in 2005. For the first six months of 2006, funds from operations for the operating partnership increased by 19.8% to $8.8 million from $7.3 million in 2005. On a per share basis, FFO for the first six months of 2006 was $0.69 compared to $0.65. (See also "Non-GAAP Information" below)


Funds Available for Distribution: Funds available for distribution for the second quarter of 2006 totaled $3.6 million, an increase of 9.6% compared to 2005. For the first six months of 2006, funds available for distribution was $7.5 million, an increase of 19.2% over the same period in 2005. (See also "Non-GAAP Information" below)


Net Income/Loss: Net loss for the second quarter of 2006 was $180,000 compared to net loss of $409,000 for the second quarter of 2005. Through the first six months of 2006, net loss was $394,000 compared to net loss of $6.4 million in 2005. On a diluted basis, net loss attributed to common shareholders was a $0.02 loss per common share for the second quarter of 2006 compared to a $0.06 loss per common share in the second quarter of 2005. On a diluted basis, net loss attributed to common shareholders was a $0.04 loss per common share for the first six months of 2006 compared to a $0.75 loss per common share through the first six months in 2005.

Revenues: Total revenues in the second quarter of 2006 were $20.7 million, an increase of 14.0% compared to 2005. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 95.4% of total revenue in the second quarter of 2006 compared to 94.7% in 2005. Restaurant rental income was 4.6% of total revenue in the second quarter of 2006 as compared to 5.3% in 2005. For the first six months of 2006, total revenue was $40.8 million, an increase of 23.0% compared to 2005.


Apartments: Apartment rental income in the second quarter of 2006 was $19.7 million, an increase of 14.7% compared to 2005. For the first six months of 2006, apartment rental income was $38.7 million, an increase of 25.2% compared to 2005. These increases were primarily attributable to the acquisition of one apartment property in the second quarter of 2006 and eight apartment properties in 2005, as well as the inclusion of three additional apartment communities in our consolidated financial statements effective January 2005. In addition, we saw increases in rental income at our existing apartment communities. For the second quarter of 2006, average economic occupancy for all owned apartments was 94.9% and average monthly revenue per occupied unit was $773. For the first six months of 2006, average economic occupancy for all owned apartments was 94.9% and average monthly revenue per occupied unit was $764.


On a same-units basis, apartment revenue increased by 4.7% in the second quarter of 2006, reflecting improved apartment rental rates. ("Same-units" refers to the 23 apartment communities that we owned as of both January 1, 2005 and 2006.) On a same-units basis, average economic occupancy was 95.0% for the second quarter of 2006 compared to 95.2% in 2005. Average monthly revenue per occupied unit for the same units was $788 in the second quarter of 2006 compared to $750 in 2005. For the first six months, average economic occupancy was 95.0% compared to 94.9% in 2005. Average monthly revenue per occupied unit for the first six months was $778 in 2006 compared to $747 in 2005.


On a same-units basis, apartment NOI (apartment rental income less apartment operations expense) for the second quarter of 2006 increased by 5.7% compared to the second quarter of 2005. For the first six months of 2006, same-units NOI increased by 5.0% compared to the first six months of 2005.


Restaurants: Restaurant rental income in the second quarters of both 2006 and 2005 was $1.0 million, which is the minimum rent due from the lessee. For the first six months, restaurant rental income remained flat at $1.9 million. Same-store sales at our restaurant properties increased by 2.8% in the second quarter and by 5.0% for the first six months of 2006 compared to the same periods in 2005.


Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $20.9 million in the second quarter of 2006, an increase of 11.4% compared to 2005. Expenses for the first six months were $41.3 million, an increase of 0.4% compared to 2005. We experienced increases in operating and finance expenses attributable to the growth in the size of our apartment operations in 2006 compared to 2005. However, expenses in the first six months of 2005 include significant one time charges related to a loan refinance as well as $7.6 million in distributions to a minority partner from refinance proceeds.


Apartment operations expense (the direct costs of on-site operations) was $7.6 million in the second quarter of 2006, an increase of 13.2% compared to 2005. Apartment operations expense was $14.8 million for the first six months of 2006, an increase of 24.0% over 2005. This increase is primarily attributable to the addition of one apartment property in the second quarter of 2006 and eight apartment communities during 2005, along with the consolidation of three additional communities. Apartment operations expense represented 38.3% of related apartment rental income for the second quarter and 38.2% for the first six months of 2006 as compared to 38.7% and 38.6% respectively, in 2005. On a same-units basis, apartment operations expense increased by 3.1% for the second quarter and 3.4% for the first six months of 2006 compared to 2005.


Apartment administration expense (the costs associated with oversight, accounting and support of the company's apartment management activities for both owned and third party properties) was $886,000 in the second quarter of 2006 compared to $738,000 in 2005. For the first six months, apartment administration expense was $1.8 million in 2006 compared to $1.4 million in 2005. Corporate administration expense was $806,000 in the second quarter of 2006 compared to $637,000 in 2005. For the first six months, corporate administration expense was $1.8 million in 2006 compared to $1.5 million in 2005.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.


Non-cash charges for depreciation, amortization and write-offs of unamortized loan costs totaled $4.9 million in the second quarter of 2006, an increase of 15.1% compared to 2005. For the first six months, these non-cash charges totaled $9.8 million in 2006, an increase of 22.4% compared to 2005. This increase reflects the acquisition of one property in the second quarter of 2006 and eight properties during 2005, along with 2005 write-offs of unamortized loan costs in conjunction with refinance of existing notes payable.


Interest expense was $6.7 million in the second quarter of 2006, an increase of 17.8% compared to 2005. Interest expense totaled $12.9 million in the first six months of 2006, an increase of 27.2% compared to the first six months of 2005.


Dividend: The Company paid common dividend distributions totaling $0.26 per share during the second quarter of 2006 and $0.25 per share during the second quarter of 2005. During the first six months, the company paid common dividend distributions totaling $0.52 per share in 2006 and $0.50 per share in 2005.


Outlook: We were pleased with the results of the second quarter of 2006. For the second quarter, funds from operations increased by 12.2%, and funds available for distribution increased by 9.6%, over second quarter of 2005. For the year-to-date period, funds from operations increased by 19.8%, and funds available for distribution increased by 19.2%, over 2005 levels.


The results for the second quarter reflect the growth in our apartment portfolio and continued improvement in our apartment operations and apartment markets.


Normally, we spend a portion of the second quarter finishing the job of rebuilding occupancy from winter levels and then turn our attention to working toward increasing rental rates. This year was somewhat unusual in that we ended 2005 with good occupancy levels and had strong demand for our apartments throughout the first quarter. As a result, we entered the second quarter in excellent position. This, combined with the fact that the demand for our apartments strengthened throughout the second quarter, led to a 4.7% increase in same-units revenue for the second quarter of 2006 over the second quarter of 2005. For the year-to-date period, same-units apartment revenue for 2006 increased by 4.4% over 2005 levels. While occupancy remained virtually unchanged for both the three- and six-month periods, revenue per occupied unit for these same units increased by 5.1% in the second quarter and 4.1% in the first six months of 2006 compared to 2005.


Apartment expenses have been within our expectations so far this year. On a same-units basis, apartment operations expense increased by 3.1% in the second quarter of 2006, and 3.4% in the first six months of 2006, compared to the same periods in 2005.


As a result of the strong same-units revenue growth and relatively modest expense growth, we are pleased to report good increases in same-units apartment NOI (apartment rental income less apartment operating expenses) for both the second quarter and year-to-date periods. On a same-units basis, apartment NOI for the second quarter of 2006 increased by 5.7% compared to the second quarter of 2005. Same-units apartment NOI for the first six months of 2006 increased by 5.0% compared to the first six months of 2005.


For several quarters now we have been discussing the strengthening apartment rental markets and the reasons for this improvement. During the second quarter this strengthening trend continued and, in fact, accelerated somewhat. While we have some concerns, they are general in nature - such as the effect of rapidly rising interest rates, high energy costs and low wage growth on our resident base. We do not see immediate issues, such as over building of competing product, which would lead us to believe that we face an immediate deterioration in market conditions. In fact, we are quite positive that, in the absence of some major economic turmoil or world event that we are simply unable to foresee or predict, we should continue to enjoy reasonably strong market conditions for at least the next few quarters.


Looking forward, we intend to continue to expand and improve our portfolio. In 2005 we acquired eight apartment properties and the general partner interest in three more. So far this year, we have acquired two apartment properties. This slower pace should not be interpreted as a lack of desire, but simply as a matter of discipline. We do not feel compelled to grow for growth's sake and will only acquire a property when we feel that the property enhances the company's overall portfolio and makes economic sense.


We remain committed to the maintenance and improvement of our assets. Our mission is to provide high-quality, middle-market apartments at reasonable prices. We believe that to accomplish this mission we must maintain our apartment assets to very high standards. Not only does this make our properties more attractive to prospective residents, it preserves and enhances the value of our investment. To this end, we have an ongoing maintenance and improvement program that includes both newly acquired and existing properties. In addition to routine maintenance and numerous special projects, we completed exterior rehabilitations of two apartment properties in 2005. We have now begun exterior rehabilitation projects at two more of our properties.


Overall we remain very positive in our outlook. We have worked hard for many years to position our portfolio to benefit from the type of market in which we now find ourselves. We are optimistic that we will continue to see strong occupancy and good growth in rental rates at our apartment communities for the next few quarters.


Conference Call: Management will hold a conference call to discuss these earnings on Thursday, August 3, 2006 at 11:00 a.m. Eastern Time. This call will be webcast by Shareholder.com and can be accessed through BNP's website at www.bnp-residential.com. Institutional investors may dial 1-866-550-6338 to access the call.


Non-GAAP Information: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Our calculation of FFO is consistent with FFO as defined by NAREIT. Because we hold all of our assets in and conduct all of our operations through the Operating Partnership, we measure FFO at the operating partnership level (i.e., after deducting the minority interests in FFO of the consolidated limited partnerships but before deducting the minority interest in the operating partnership).


Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation from - or "adds it back" to - GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.


We calculate funds available for distribution as FFO plus non-cash expenses, plus (less) gains (losses) from sale of property, less recurring capital expenditures. We believe that, together with net income and cash flows, funds available for distribution provides investors with an additional measure to evaluate the ability of the Operating Partnership to incur and service debt, to fund acquisitions and other capital expenditures, as well as to fund distributions to shareholders and minority unitholders.


Funds from operations and funds available for distribution do not represent net income or cash flows from operations as defined by generally accepted accounting principles. You should not consider funds from operations or funds available for distribution:


     -- to be alternatives to net income as reliable measures of the company's operating performance, or


     -- to be alternatives to cash flows as measures of liquidity.


Funds from operations and funds available for distribution do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to shareholders. Funds from operations and funds available for distribution do not represent cash flows from operating, investing or financing activities (as defined by generally accepted accounting principles). Further, funds from operations and funds available for distribution as disclosed by other REITs might not be comparable to our calculation of funds from operations or funds available for distribution.

Additional Information: More information may be obtained by calling our corporate offices at (704) 944-0100 or on our web site at www.bnp-residential.com. Information requests may be e-mailed to the investor relations department at investor.relations@bnp-residential.com.


Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2005.

BNP Residential Properties, Inc.
----------------------------------------------------------------------
Financial and Operations Highlights
(all amounts in thousands except per share and property data amounts)
(unaudited)

                                     Three months       Six months
                                         ended             ended
                                        June 30           June 30
                                     2006     2005     2006     2005
                                   -------   ------   ------   ------

Apartment rental income            $19,697  $17,178  $38,698  $30,918
Apartment operations expense         7,561    6,681   14,823   11,952
   Apartments NOI                   12,136   10,497   23,875   18,966

Funds from operations - Operating
 partnership                       $ 4,478  $ 3,990  $ 8,759  $ 7,310
   Per share - diluted                0.35     0.34     0.69     0.65

Dividends per share                $  0.26  $  0.25  $  0.52  $  0.50

Net income (loss)                  $  (180) $  (409) $  (394) $(6,379)
   Per share - basic and diluted     (0.02)   (0.04)   (0.04)   (0.70)

Income (loss) from continuing
 operations                        $  (180) $  (436) $  (394) $(6,431)
   Per share - basic and diluted     (0.02)   (0.05)   (0.04)   (0.71)

Weighted average shares and units
 outstanding
   Preferred B shares                    -      909        -      909
   Common shares                    10,418    9,239   10,407    9,111
   Operating partnership minority
    units                            2,609    2,408    2,572    2,141

Shares and units outstanding at
 end of period
   Preferred B shares                                      -      909
   Common shares                                      10,429    9,245
   Operating partnership minority
    units                                              2,609    2,408

Occupancy information
----------------------------------
Average economic occupancy
   Owned communities - 2006/05
    same units                        95.0%    95.2%    95.0%    94.9%
   Owned communities - all units      94.9%    95.5%    94.9%    94.9%
   Consolidated limited
    partnership communities           95.5%    95.4%    96.3%    95.3%
Weighted average revenue per
 occupied unit
   Owned communities - 2006/05
    same units                        $788     $750     $778     $747
   Owned communities - all units       773      732      764      710
   Consolidated limited
    partnership communities            986      951      976      947

Portfolio information
----------------------------------
Number of apartment communities at
 end of period
   Owned communities                                      31       29
   Consolidated limited
    partnership communities                                3        3
Number of apartment units at end
 of period
   Owned communities                                   8,090    7,672
   Consolidated limited
    partnership communities                              713      713

BNP Residential Properties, Inc.
----------------------------------------------------------------------
Consolidated Statements of Operations and Financial Results
(all amounts in thousands except per share amounts)
(unaudited)


                                     Three months       Six months
                                         ended             ended
                                        June 30           June 30
                                     2006     2005     2006     2005
                                   -------- -------  -------- -------

Revenues
Apartment rental income            $19,697  $17,178  $38,698  $30,918
Restaurant rental income               957      957    1,915    1,915
Management fee income                    8        5       17      116
Interest and other income               47       26      220      252
                                    -------  -------  -------  -------
                                    20,709   18,166   40,849   33,201

Expenses
Apartment operations                 7,561    6,681   14,823   11,952
Apartment and corporate
 administration                      1,691    1,375    3,621    2,934
Interest                             6,677    5,667   12,943   10,177
Penalties paid at debt refinance         -        3        -      519
Depreciation                         4,785    4,092    9,508    7,545
Amortization of deferred loan
 costs                                 130      114      266      218
Write-off of unamortized loan
 costs at debt refinance                 -       63        -      223
Deficit distributions to minority
 partners                               90      800      180    7,621
                                    -------  -------  -------  -------
                                    20,934   18,795   41,341   41,188
                                    -------  -------  -------  -------
                                      (225)    (629)    (492)  (7,987)
Loss attributed to minority
 interests -
  - Consolidated limited
   partnerships                          -       14        -       76
  - Operating partnership               45      179       97    1,480
                                    -------  -------  -------  -------
Loss from continuing operations       (180)    (436)    (394)  (6,431)

Discontinued operations:
Income from discontinued
 operations                              -       35        -       65
(Income) attributed to operating
 partnership minority                    -       (7)       -      (12)
                                    -------  -------  -------  -------
Income from discontinued
 operations                              -       27        -       52

                                    ------   -------  -------  -------
Net loss                              (180)    (409)    (394)  (6,379)
Less cumulative preferred dividend       -     (250)       -     (500)
                                    -------  -------  -------  -------
Loss attributed to common
 shareholders                      $  (180) $  (659) $  (394) $(6,879)
                                    =======  =======  =======  =======

Earnings per common share - basic and diluted:
  Loss from
   - Continuing operations         $ (0.02) $ (0.05) $ (0.04) $ (0.71)
   - Discontinued operations             -     0.01        -     0.01
                                    -------  -------  -------  -------
  Net loss                           (0.02)   (0.04)   (0.04)   (0.70)
Loss attributed to common
 shareholders                        (0.02)   (0.06)   (0.04)   (0.75)

Dividends per share                $  0.26  $  0.25  $  0.52  $  0.50

Weighted average shares
 outstanding:
  Preferred B shares                     -      909        -      909
  Common shares                     10,418    9,239   10,407    9,111

Consolidated Statements of Operations and Financial Results - page 2 (all amounts in thousands except per share amounts)
(unaudited)

                                      Three months       Six months
                                          ended             ended
                                         June 30           June 30
                                      2006     2005     2006     2005
                                    -------- -------  -------- -------


Net loss                           $  (180) $  (409) $  (394) $(6,379)
Income (loss) attributed to
 minority interests                    (45)    (186)     (97)  (1,543)
Cumulative preferred dividend            -     (250)       -     (500)
Casualty gains                           -        -     (113)       -
Amortization of in-place lease
 intangibles                            44       74      110       74
Depreciation, continuing
 operations                          4,785    4,092    9,508    7,545
Depreciation, discontinued
 operations                              -       87        -      171
Deficit distributions to minority
 partners                               90      800      180    7,621
Minority interest in FFO of
 consolidated limited partnerships    (216)    (219)    (435)     321
                                    -------  -------  -------  -------
Funds from operations - Operating
 partnership                       $ 4,478  $ 3,990  $ 8,759  $ 7,310
                                   ======== ======== ======== ========

Funds from operations per unit -
 diluted                           $  0.35  $  0.34  $  0.69  $  0.65


Net cash provided by operating
 activities                        $ 4,984  $ 4,385  $10,443  $ 7,062
Cumulative preferred dividend            -     (250)       -     (500)
Recurring capital expenditures      (1,276)    (850)  (1,941)  (1,308)
Change in operating assets and
 liabilities, net                     (120)     209     (904)     801
Minority interest in reconciling
 items arising from consolidated
 limited partnerships                   51     (176)    (135)     207
                                    -------  -------  -------  -------
Funds available for distribution -
 Operating partnership             $ 3,638  $ 3,318  $ 7,464  $ 6,262
                                   ======== ======== ======== ========


 Weighted average shares and units outstanding:
    Preferred B shares and units         -      909        -      909
    Common shares                   10,418    9,239   10,407    9,111
    Operating partnership minority
     units                           2,609    2,408    2,572    2,141
                                    -------  -------  -------  -------
                                    13,027   12,556   12,980   12,161
                                    =======  =======  =======  =======

Consolidated Statements of Operations and Financial Results - page 3 (all amounts in thousands except per share amounts)
(unaudited)

                                      Three months        Six months
                                          ended             ended
                                         June 30           June 30
                                      2006     2005     2006     2005
                                    -------- -------  -------- -------

We calculated basic and diluted per common share amounts using the following:

 Numerators:
------------
 For basic per common share
  amounts -
    Net loss                       $  (180) $  (409) $  (394) $(6,379)
    Less cumulative preferred
     dividend                            -     (250)       -     (500)
                                    -------  -------  -------  -------
 Loss attributed to common
  shareholders - basic             $  (180) $  (659) $  (394) $(6,879)
                                    =======  =======  =======  =======
 For diluted per common share
  amounts -
    Net loss                       $  (180) $  (409) $  (394) $(6,379)
    Adjust for income (loss)
     attributed to minority
     interest in operating
     partnership                      na(1)    na(1)    na(1)    na(1)
    Less cumulative preferred
     dividend                            -     (250)       -     (500)
                                    -------  -------  -------  -------
    Loss attributed to common
     shareholders - diluted        $  (180) $  (659) $  (394) $(6,879)
                                    =======  =======  =======  =======

 Denominators:
--------------
 For basic per common share income
  amounts -
    Weighted average common shares
     outstanding                    10,418    9,239   10,407    9,111
    less weighted average nonvested
     shares outstanding               (200)       -     (200)       -
                                    -------  -------  -------  -------
    Weighted average common shares
     - basic                        10,218    9,239   10,207    9,111
 Effect of potentially dilutive
  securities:
    Operating partnership minority    na(1)    na(1)    na(1)    na(1)
     units
    Nonvested shares outstanding      na(2)    na(2)    na(2)    na(2)
    Dilutive stock options            na(2)    na(2)    na(2)    na(2)
                                   -------- -------- -------- --------
 For diluted per share income
  amounts -
    Adjusted weighted average
     common shares and assumed
     conversions                    10,218    9,239   10,207    9,111
                                    =======  =======  =======  =======

 For funds from operations per share or unit:
    Weighted average common shares
     - basic                        10,218    9,239   10,207    9,111
    Weighted average operating
     partnership minority units      2,609    2,408    2,572    2,141
                                    -------  -------  -------  -------
    Weighted average common shares
     and units outstanding          12,827   11,647   12,780   11,252
    Nonvested shares outstanding      na(2)    na(2)    na(2)    na(2)
    Dilutive stock options            na(2)    na(2)    na(2)    na(2)
                                   -------- -------- -------- --------
    Weighted average operating
     partnership common units and
     assumed conversions - diluted  12,827   11,647   12,780   11,252
                                    =======  =======  =======  =======

(1) Operating partnership units are anti-dilutive - excluded from calculation of diluted per share amounts for net income and income attributed to common shareholders. FFO is calculated at the operating partnership level; this calculation includes operating partnership minority units.

(2) Nonvested shares and stock options are anti-dilutive - excluded from calculation of diluted per share amounts for net income, income attributed to common shareholders, and funds from operations.

BNP Residential Properties, Inc.
---------------------------------------------------------------------
Supplemental Consolidating Summary Statements of Operations
(all amounts in thousands)
 (unaudited)

                                        2006                  2005
                          -------------------------------- -----------
                                        Consol   Owned        Owned
 Three months ended        Consol  Elim   LPs   Properties  Properties
       June 30 -          -------------------------------- -----------

 Revenues
 Apartment rental income  $19,697 $   - $1,995    $17,702     $15,218
 Restaurant rental income     957     -      -        957         957
 Management fee income          8  (100)     -        107         103
 Casualty gains                 -     -      -          -           -
 Interest and other
  income                       47   (43)     1         89          59
                           ------- ----- ------    -------     -------
                           20,709  (143) 1,996     18,855      16,337
 Expenses
 Apartment operations       7,561  (100)   820      6,841       5,977
 Apartment  and corporate
  administration            1,691     -      -      1,691       1,375
 Interest                   6,677   (43)   682      6,038       5,024
 Penalties paid at debt
  refinance                     -     -      -          -           -
 Depreciation               4,785     -    394      4,391       3,872
 Amortization of deferred
  loan costs                  130     -     15        115          95
 Write-off of unamortized
  loan costs at debt
  refinance                     -     -      -          -          63
 Deficit distributions to
  minority partners            90     -     90          -           -
                           ------- ----- ------    -------     -------
                           20,934  (143) 2,001     19,076      16,407
                           ------- ----- ------    -------     -------
 Loss from continuing
  operations                 (225)    -     (4)      (220)        (70)
 Income from discontinued
  operations                    -     -      -          -          35
                           ------- ----- ------    -------     -------
 Loss before minority
  interests                  (225) $  -  $  (4)   $  (220)    $   (35)
                                  ========================    ========
 Loss (income) attributed
  to minority interests -
  - Consolidated LPs            -
  - Operating partnership      45
                           -------
 Net loss                    (180)
 Less cumulative
  preferred dividend            -
                           -------
 Loss attributed to
  common shareholders     $  (180)
                           =======

 Calculation of FFO:
 (Loss) income before
  minority interest       $  (225) $  - $  (4)   $  (220)    $   (35)
 Casualty gains                 -     -      -          -           -
 Cumulative preferred
  dividend                      -     -      -          -        (250)
 Amortization of in-place
  lease intangible             44     -      -         44          74
 Depreciation               4,785     -    394      4,391       3,872
 Depreciation related to
  discontinued operations       -     -      -          -          87
 Deficit distributions         90     -     90          -           -
                           ------- ----- ------    -------     -------
                            4,694     -    480      4,215       3,748
 Minority interest in
  consolidated LPs           (216)    -   (216)         -           -
                           ------- ----- ------    -------     -------
 FFO - Operating
  partnership             $ 4,478  $  -  $ 264    $ 4,215     $ 3,748
                           ===============================    ========

BNP Residential Properties, Inc.
---------------------------------------------------------------------
Supplemental Consolidating Summary Statements of Operations
(all amounts in thousands)
(unaudited)
                                       2006                   2005
                           ------------------------------  -----------
                                        Consol   Owned        Owned
Six months ended June 30-  Consol  Elim   LPs   Properties  Properties
                          -------------------------------- -----------

 Revenues
 Apartment rental income  $38,698 $   - $3,974    $34,724     $27,691
 Restaurant rental income   1,915     -      -      1,915       1,915
 Management fee income         17  (200)     -        217         277
 Casualty gains               113     -      -        113           -
 Interest and other
  income                      107   (85)     4        188         302
                           ------- ----- ------    -------     -------
                           40,849  (285) 3,977     37,157      30,186
 Expenses
 Apartment operations      14,823  (200) 1,648     13,375      10,788
 Apartment and corporate
  administration            3,621     -      -      3,621       2,934
 Interest                  12,943   (85) 1,351     11,677       9,116
 Penalties paid at debt
  refinance                     -     -      -          -           -
 Depreciation               9,508     -    788      8,720       6,964
 Amortization of deferred
  loan costs                  266     -     30        237         186
 Write-off of unamortized
  loan costs at debt
  refinance                     -     -      -          -          63
 Deficit distributions to
  minority partners           180     -    180          -           -
                           ------- ----- ------    -------     -------
                           41,341  (285) 3,996     37,630      30,052
                           ------- ----- ------    -------     -------
 Loss from continuing
  operations                 (492)    -    (19)      (472)        134
 Income from discontinued
  operations                    -     -      -          -          65
                           ------- ----- ------    -------     -------
 Loss before minority
  interests                  (492) $  -  $ (19)   $  (472)    $   199
                                  ========================    ========
 Loss (income) attributed
  to minority interests -
  - Consolidated LPs            -
  - Operating partnership      97
                           -------
 Net loss                    (394)
 Less cumulative
  preferred dividend            -
                           -------
 Loss attributed to
  common shareholders     $  (394)
                          ========

 Calculation of FFO:
 (Loss) income before
  minority interest       $  (492) $  -  $ (19)   $  (472)    $   199
 Casualty gains              (113)    -      -       (113)          -
 Cumulative preferred
  dividend                      -     -      -          -        (500)
 Amortization of in-place
  lease intangible            110     -      -        110          74
 Depreciation               9,508     -    788      8,720       6,964
 Depreciation related to
  discontinued operations       -     -      -          -         171
 Deficit distributions        180     -    180          -           -
                           ------- ----- ------    -------     -------
                            9,193     -    949      8,245       6,908
 Minority interest in
  consolidated LPs           (435)    -   (435)         -           -
                           ------- ----- ------    -------     -------
 FFO - Operating
  partnership             $ 8,759  $  -  $ 514    $ 8,245     $ 6,908
                           ===============================    =======

BNP Residential Properties, Inc.
------------------------------------------------------------------
Supplemental Consolidating Summary Balance Sheets
(all amounts in thousands)
(unaudited)

                                   June 30                 December 31
                                    2006                      2005
                       ---------------------------------   -----------
                                       Consol    Owned       Owned
                        Consol   Elim   LPs    Properties  Properties
                      ------------------------------------ -----------

 Assets
 Real estate
  investments at
  cost:               $612,159 $    -  $50,352   $561,807    $547,209
 Less accumulated
  depreciation         (96,868)      -  (8,479)   (88,389)    (79,956)
                       -------- ------- -------   --------    --------
                       515,291       -  41,873    473,419     467,253
 Cash and cash
  equivalents            3,536       -     552      2,985       2,306
 Prepaid expenses and
  other assets           9,599   4,545     794      4,261       2,938
 Deferred financing
  costs, net             2,550       -     421      2,129       1,930
 Intangible assets       1,145       -       -      1,145       1,240
                       -------- ------- -------   --------    --------
 Total assets         $532,122 $ 4,545 $43,639   $483,939    $475,668
                      ======== ======= =======   ========    ========

Liabilities and
 Shareholders' Equity

 Deed of trust and
 other notes payable  $447,524 $(2,367) $50,097  $399,795    $388,576
 Accounts payable and
  accrued expenses       3,977     (20)     266     3,732       1,332
 Accrued interest on
  notes payable          1,933       -      204     1,729       1,141
 Consideration due
  for acquisitions           -       -       -          -       1,000
 Deferred revenue and
  security deposits      2,413       -       24     2,389       1,982
                       -------- ------- -------   --------    --------
                       455,847  (2,388)  50,591   407,644     394,031
 Minority interest in
  operating
  partnership           20,848       -       -     20,848      21,207
 Shareholders' equity   55,427   6,932  (6,952)    55,446      60,429
                       -------- ------- -------   --------    --------
 Total liabilities
  and shareholders'
  equity              $532,122 $ 4,545 $43,639   $483,939    $475,668
                      ======== ======= =======   ========    ========

BNP Residential Properties, Inc.
----------------------------------------------------------------------
Supplemental Information
(all amounts in thousands except per apartment unit data)
(unaudited)


Debt maturities as of June 30, 2006
                                                         Consolidated
                                                           Limited
                            Owned Properties             Partnerships
             ------------------------------------------ --------------
                         Fixed-rate     Variable-rate     Fixed-rate
                             debt            debt            debt
                       ---------------- --------------- --------------
                                Average        Average         Average
               Total     Amount  Rate   Amount  Rate   Amount(1)  Rate
             --------- ---------------- ------------- ----------------

Remainder of
  2006        $  3,264  $  1,057  5.9% $ 2,207   7.4%  $    312   5.7%
  2007          11,431     2,254  5.9%   9,177   7.3%       664   5.7%
  2008          70,541    41,946  6.5%  28,595   7.2%       698   5.7%
  2009          49,872    31,247  5.3%  18,625   7.2%       743   5.7%
  2010          20,919    20,919  6.8%       -              786   5.7%
Thereafter     243,768   243,768  5.7%       -            43,594  5.8%
              --------  --------       -------         -----------

              $399,795  $341,191  5.8% $58,604   7.2%  $  46,796  5.8%
              ========  ========       =======        ===========

(1) Does not include $0.9 million debt premium to adjust one loan to fair value in consolidation.


Capital expenditures for Owned Properties
Year-to-date June 30, 2006

                                                 Per
                                         Total   unit
                                       ---------------

Recurring capital expenditures:
   Floor coverings                        $594    $74
   Appliances/HVAC                         267     33
   Exterior paint                           12      2
   Computer/support equipment               93     12
   Other                                   602     75
                                       ---------------

                                        $1,568   $196
                                       ===============

Non-recurring capital expenditures:
   Acquisition improvements at
    apartment properties                $2,061
   Casualty replacements                 1,323
   Additions and betterments at
    apartment properties                   479
   Computer/support equipment              104
                                       --------

                                        $3,967
                                       ========